EXHIBIT 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of September 19, 2008, is made by Biovest International, Inc., a Delaware corporation (“Grantor”), in favor of the holders of the Grantor’s 15% Convertible Debentures due March 31, 2010 in the original aggregate principal amount not to exceed $5,000,000 (each as amended, modified, supplemented and/or restated from time to time, collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Debentures the Secured Parties provide or will provide certain financial accommodations to the Grantor; and

WHEREAS, Secured Parties are willing to purchase one or more Debentures, but only upon the condition, among others, that Grantor shall have executed and delivered to the Secured Parties, this Intellectual Property Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in that certain Security Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) among the Grantor and Secured Parties.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to Secured Parties a continuing first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;

(c) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;

(d) all reissues, continuations or extensions of the foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. This Intellectual Property Security Agreement is effective to create a valid and continuing lien in favor of the Secured Parties in all of Grantor’s Patents, Trademarks and Copyrights enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office, the United States Copyright Office and the filing of appropriate financing statements with the Secretary of State for the State of Delaware, all action necessary or desirable to protect and perfect Secured Parties’ lien on Grantor’s Patents, Trademarks and Copyrights shall have been duly taken.

4. COVENANTS. Grantor covenants and agrees with Secured Parties that from and after the date of this Intellectual Property Security Agreement and until the Termination Date:

(a) Grantor shall notify Secured Parties immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Secured Parties prior written notice thereof, and, upon request of any Secured Party, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to such Secured Party) to evidence Secured Party’s lien on such Patent, Trademark or Copyright, and the general intangibles of Grantor relating thereto or represented thereby.

(c) Unless an application or registration is not material to Grantor’s business as determined by Grantor in the exercise of its reasonable business judgment, Grantor shall take

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all actions necessary or requested by any Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Secured Parties promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions any Secured Party shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.

5. SECURITY AGREEMENT. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Secured Parties in connection with the transactions contemplated by that certain Securities Purchase Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time, the “Purchase Agreement”). Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Purchase Agreements and the Transaction Documents referred to therein, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

6. REINSTATEMENT. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreement.

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8. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 6 hereof, this Intellectual Property Security Agreement shall terminate upon the indefeasible payment in full in cash of the Obligations.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

ACCEPTED and ACKNOWLEDGED by:

By:
Name:
Title:

Schedule I

A. Patents Issued

COUNTRY	TITLE	PATENT NO.	ISSUE DATE
U.S.	MULTI-BIOREACTOR HOLLOW FIBER CELL PROPOGATION SYSTEM AND METHOD	5,656,421	August 12, 1997

U.S.	BASKET-TYPE BIOREACTOR	5,998,184	December 7, 1999

U.S.	CELL CULTURE APPARATUS	5,416,022	May 16, 1995

U.S.	PRESSURE CONTROL SYSTEM FOR A BIOREACTOR	5,330,915	July 19, 1994

U.S.	METHOD OF CULTURING LEUKOCYTES	5,541,105	July 30, 1996

U.S.	IMMUNOTHERAPY PROTOCOL OF CULTURING LEUKOCYTES IN THE PRESENCE OF INTERLEUKIN-2 IN A HOLLOW FIBER CARTRIDGE	5,631,006	May 20, 1997

U.S.	MICRO HOLLOW FIBER BIOREACTOR	6,001,585	December 14, 1999

Schedule I

B. Patents Applications

Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device:

    PCT App. No. PCT/US07/12053, filed 5/21/07

Interface of a Cultureware Module in a Cell Culture System and Installation Method Thereof:

    PCT App. No. PCT/US07/12052, filed 5/21/07

Media Circulation System for a Cell Cultureware Module:

    PCT App. No. PCT/US07/12054, filed 5/21/07

Method and System for the Production of Cells and Cell Products and Application Thereof:

    PCT App. No. PCT/US07/12042, filed 5/21/07

Rotary Actuator Valve for a Cell Culture System:

    PCT App. No. PCT/US07/12051, filed 5/21/07

Method and Apparatus for Purification of a Protein:

    Provisional App. No. 61/049,692, filed May 1, 2008

Integraded System and Method for Growth and Maintenance of Cells and Collection and Purification of Cell Products:

    Provisional App. No. 61/049,702, filed May 1, 2008

Schedule I

C. Patents Licenses

Sublicense Agreement between Revimmune, LLC and Biovest International, Inc., effective January 16, 2008

License Agreement between Biovest International, Inc. and Autovaxid, Inc., effective December 8, 2006

Schedule II

A. Trademark Registrations

COUNTRY	TRADEMARK	REG. NO.	REG. DATE	RENEWAL DATE
U.S.	ACUSYST – MAXIMIZER	2379677	August 22, 2000

U.S.	ACUSYST – XCELL	2379695	August 22, 2000

EU	BIOVEST	4239422	January 13, 2005

U.S.	BIOVAXID	3112639	December 29, 2003

EU	BIOVAXID	3605698	April 26, 2005

Schedule II

B. Trademark Applications

COUNTRY	TRADEMARK	SERIAL NO.	FILE DATE
U.S.	BIOVEST	78449977	July 13, 2004
U.S.	BIOVEST	78449968	July 13, 2004
U.S.	BIOVEST	78449930	July 13, 2004
CA	BIOVAXID	1203189	January 12, 2004

Schedule II

C. Trademark Licenses

None.

Schedule III

A. Copyright Registrations

None.

Schedule III

B. Copyright Applications

None.

Schedule III

C. Copyright Licenses

None.